UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest reported) November 25, 2019
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BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On November 25, 2019, Brickell Biotech, Inc. (the “Company”), Brickell Subsidiary, Inc., a wholly-owned subsidiary of the Company, and NovaQuest Co-Investment Fund X, L.P. (“NovaQuest”) entered into a Settlement and Termination Agreement (the “Settlement and Termination Agreement”) as a result of the previously disclosed license agreement-related dispute with Bodor Laboratories, Inc. and Nicholas S. Bodor (collectively, “Bodor”). The Settlement and Termination Agreement terminates the Funding Agreement, dated as of June 2, 2019 (the “Funding Agreement”), pursuant to which NovaQuest had committed to provide up to $25.0 million in near-term research and development funding to the Company. NovaQuest agreed to cancel and surrender the warrant it previously received in connection with the Funding Agreement, and the Company repaid NovaQuest the $5.6 million advance previously made by NovaQuest including accrued interest. Subject to the mutual indemnity included in the Settlement and Termination Agreement, NovaQuest agreed to waive any and all further Company obligations (including any and all future milestone payments and royalties owed to NovaQuest) and each party agreed to release any and all claims against the other party in respect of the Funding Agreement.

The foregoing description of the Settlement and Termination Agreement is not complete and is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached to this filing as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the license agreement-related dispute with Bodor, the Company will proceed with mediation beginning on December 10, 2019, and, if required, arbitration.  In its response to the Company’s filed motion to dismiss or stay the litigation, Bodor agreed to comply with the license agreement terms, which require mediation and, if necessary, arbitration to address disputes. Bodor also asked the court to stay the federal judicial proceedings against Brickell pending mediation, and, if necessary, final, conclusive and binding arbitration. Although the Company has agreed to proceed with mediation and possibly arbitration, the Company continues to believe that the claims and assertions made by Bodor are in substance without merit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1      Settlement and Termination Agreement, dated November 25, 2019, by and among Brickell Biotech, Inc., Brickell Subsidiary, Inc. and NovaQuest Co-Investment Fund X, L.P.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2019	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer

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